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                                October 6, 1998


THE DERBY CYCLE CORPORATION
LYON INVESTMENTS B.V.
c/o Raleigh USA Bicycle Co.
22710 72/nd/ Avenue South
Kent, Washington 98032

Re:  THE DERBY CYCLE CORPORATION AND LYON INVESTMENTS B.V.
     AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-4
     FILE NO. 333-61191
     FILED AUGUST 11, 1998

Dear Ladies and Gentlemen:

     We have acted as special legal counsel to The Derby Cycle Corporation, a Delaware corporation ("DCC"), and Lyon Investments B.V., a company formed under the laws of The Netherlands ("Lyon," and together with DCC, the "Issuers"), for purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), and effecting an exchange of (1) up to $100,000,000 of the Issuers' 10% Senior Notes due 2008 (the "Exchange Dollar Notes") for the Issuers' outstanding 10% Senior Interest Bearing Notes due 2008 (the "Old Dollar Notes") and (2) up to DM100,000,000 of the Issuers' 9 3/8% Senior Notes due 2008 (the "Exchange DM Notes," and together with the Exchange Dollar Notes, the "Exchange Notes") for the Issuers' outstanding 9 3/8% Senior Notes due 2008 (the "Old DM Notes," and together with the Old Dollar Notes, the "Old Notes"). The Exchange Notes will be issued pursuant to an indenture governing the Exchange Dollar Notes and an indenture governing the Exchange DM Notes (the "Indentures"), dated as of May 14, 1998, by and among the Issuers and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used herein but not otherwise defined herein have the respective meanings ascribed to them in the Issuers' Registration Statement on Form S-4 (No. 333-61191) (the "Registration Statement").

     In arriving at the opinions set forth herein, we have, among other things, examined and relied upon the following:

     (a) the Registration Statement dated August 11, 1998, relating to the issuance by DCC and its wholly-owned subsidiary, Lyon Investments B.V., a corporation formed under the laws of The Netherlands, as co-issuers, of $100,000,000 in aggregate principal amount of 10% Senior Notes Due 2008 (the "Dollar Securities") and DM 110,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2008 (the "DM Securities," and together with the Dollar Securities, the "Securities" and exhibits thereto);

     (b) an executed original of the Purchase Agreement among DCC, Chase Securities Inc., Chase Manhattan Bank AG and Chase Manhattan International Limited (the "Purchase Agreement");
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THE DERBY CYCLE CORPORATION
LYON INVESTMENTS B.V.
October 6, 1998
Page 2


     (c) executed originals of the Dollar Securities Indenture, the DM Securities Indenture, the Dollar Securities and the DM Securities to be delivered on the date hereof;

     (d) an executed original of the Exchange and Registration Rights Agreement;

     (e) certified copies of resolutions adopted by DCC's Board of Directors on May 7, 1998;

     (f) copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities and the consummation of the other transactions contemplated under the Purchase Agreement; and

     (g) such other documents, corporate records and other instruments as we have deemed necessary for the expression of the opinions contained herein.

     We have assumed without investigation that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered and the due authorization, execution and delivery of all documents by the parties thereto. We have also assumed that the Company is not subject to any law or regulation limiting the enforceability of the Indentures or the Exchange Notes other than the laws of the State of New York.

     All of the opinions contained in this letter with respect to the Company are subject to the assumption that, under the laws of their jurisdictions of incorporation, the Company: (i) has duly authorized by all necessary corporate action the execution, delivery and performance of the Indentures and the Exchange Notes, and (ii) has duly executed and delivered the Indentures and the Exchange Notes.

     Subject to the further assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you that when,
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THE DERBY CYCLE CORPORATION
LYON INVESTMENTS B.V.
October 6, 1998
Page 3


as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indentures shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Notes shall have been validly tendered to the Issuers and
(iv) the Exchange Notes shall have been issued in the form and containing the terms described in the Registration Statement, the Indentures and the resolutions of the Issuers' Boards of Directors authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained, the Exchange Notes when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Issuers.

     Our advice on every legal issue addressed in this letter is subject to the General Qualifications that are recited in Schedule B to this Letter.
                                           ----------



     Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

THE DERBY CYCLE CORPORATION
LYON INVESTMENTS B.V.
October 6, 1998
Page 4




     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption titled "Legal Matters" in the Prospectus which is part of the Registration Statement.

     We do not find it necessary for purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to issuance of the Exchange Notes.


                                         Yours very truly,



                                         KIRKLAND & ELLIS



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                                  SCHEDULE A
                                  ASSUMPTIONS


     For purposes of the letter to which this Schedule is attached ("our
                                                                     ---
letter"), we have relied, without investigation, upon the following
------
assumption:

(a) Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.




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                                  SCHEDULE B
                            GENERAL QUALIFICATIONS


     The term "General Qualifications" as used in the letter to which this
Schedule is attached ("our letter") means the Bankruptcy and Insolvency Exception, the Equitable Principles Limitation and the Other Qualifications set forth in this Schedule.

     Bankruptcy and Insolvency Exception.  Each of the opinions ("our opinions")
     -----------------------------------
     in our letter is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights from time to time in effect and to general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity). This exception includes:

     (a) the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

     (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

     (c) state fraudulent transfer and conveyance laws; and

     (d) judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities.

     Equitable Principles Limitation.  Each of our opinions is subject to the
     -------------------------------
     effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

     (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

     (b) imposing duties and standard of conduct upon creditors;

     (c) affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

     (d) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;
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     (e) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

     (f) requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

     (g) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

     (h) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.



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     Other Qualifications.  Each of our opinions is subject to the following
     --------------------
other qualification:



     (a) we express no opinion as to the binding effect of the indemnification or contribution provisions of any document or agreement, insofar as said provisions might require indemnification or contribution with respect to any litigation by any indemnified person under an agreement against the Issuers determined adversely to such indemnified person under such agreement or with respect to any loss, cost or expense arising out of an indemnified person's negligence or willful misconduct or an violation by such indemnified person of any statutory duties, general principles of equity or public policy;